PROPERTY LEASE

FOR

ADDRESS REDACTED FOR SECURITY PURPOSES

This lease agreement governs the residential real property commonly known as ADDRESS REDACTED FOR SECURITY PURPOSES Lower Lake, California 95457 further described in section I (the “Premises”) and is between LMK Capital LLC (the “Landlord”), and Sugarmade Inc, (the “Tenant”). This agreement will be referred to as the “Lease.”

The only persons who may occupy the Premises during the term of this Lease are:

Employees of Sugarmade Inc. and temporary invited guests.

Subject to applicable laws, no other person may occupy the Premises during the term of this Lease without the Landlord’s prior written consent. Occupancy by any guest of the Tenant for more than seven days in one calendar month is prohibited without the Landlord’s express written consent and will be considered a breach of this Lease.

I. PREMISES

Subject to the terms and conditions set forth below, and in consideration of the payments provided in this Lease, the Landlord leases to the Tenant for residential purposes only, 5 acres of 40 acres parcel with a manufacturer's home.

Please see exhibit A., the Premises, Farm with 3 bedrooms and 1 bathroom, including the furnishings described in section I

(a), the appliances described in section I

(b), exclusive use of the parking spaces described in section I

(c), and use of the storage space described in section I

(d). The Tenant has no equitable interest in the Premises.

(a) Personal Property. The Premises does not include furnishings.

(b) Appliances. The Premises does not include appliances.

(c) Parking. The Tenant is entitled to use parking space(s) for the parking of a motor vehicle(s) owned or operated by the Tenant, as described on Schedule B. The Tenant shall inform Landlord of the make, model, and license plate number of each vehicle authorized to park in the space(s). Parking space(s) may not be transferred, conveyed, or otherwise assigned to anyone other than the Tenant without the Landlord’s express written consent.

d) Storage. The Premises does not include storage.

e) Condition of the Premises. The Tenant agrees that the Premises, including any fixtures, appliances, and personal property described in this Lease or listed on the Schedules as part of the Premises, is in satisfactory operating and sanitary condition. Notwithstanding the foregoing, the Tenant shall complete the list of exceptions provided by the Landlord within five days of the Tenant’s occupancy, unless such time is extended pursuant to any applicable law or regulation.

II. TERM OF TENANCY

(a) Term. Begins 10/01/2020 and ends 9/30/2023, unless terminated earlier pursuant to the terms hereof. If the Tenant vacates the Premises before the end of Lease term without the Landlord’s written consent, the Tenant will be liable for the remainder of the payments due under the Lease.

(b) Continuation as Month-To-Month Tenancy after Expiration. On the expiration of the Lease term pursuant to subsection (a) above, the terms of this Lease will continue in the form of a month-to-month tenancy, except where prohibited by applicable law, regulation, or ordinance. The parties shall give notice and terminate the month-to-month tenancy within the time allowed by law.

III. RENT AND FEES

(a) Monthly Rent. The Tenant shall make monthly installments payments of $20000 (the “Rent”) to the Landlord, payable in advance on the 1st day of each month.

The Tenant shall pay the first month’s Rent (prorated if the first month is a partial month) at the signing of this Lease. i. Delivery of Rent. The Tenant shall pay all Rent to the Landlord on or before the date that payment is due by any of the following methods: - In person at 750 Royal Oaks Dr, Monrovia, CA 91016. - By regular mail to 750 Royal Oaks Dr, Monrovia, CA 91016, postmarked on or before the Rent due date. - By electronic withdrawal from Tenant’s bank account.

Form of Payment. The Landlord will accept all of the following forms of payment: - Personal checks made payable to LMK Capital LLC - Cashier’s checks made payable to LMK Capital LLC - Money order Notwithstanding the foregoing, the Landlord and the Tenant may agree in writing, signed by all parties, to any other form of Rent payment.

(b) Late Fees. If the Tenant does not pay in full the amounts set forth in subsection (a) within 5 days after its due date, the Tenant shall pay a late fee of $2000. Total late fees for any given month may not exceed the maximum amount allowable under state law. If any late payment fee under this subsection exceeds an amount specifically set by state law, or local regulation or ordinance, this subsection shall be amended automatically to reflect the maximum amount allowable, without the consent of the parties. The parties agree that all late payments pursuant to this subsection represent a reasonable approximation of the damages the Landlord is likely to suffer from those late payments. Notwithstanding this subsection, the Landlord does not waive any right to insist on full payment of all amounts due under this Lease on their due dates. (c) Insufficient Funds Fees/Bank Fees. The Tenant will be charged a fee for each personal check that is returned to the Landlord for lack of sufficient funds, “stop payment,” or other reason. This fee will be in the amount of the actual charge for a returned check imposed on the Landlord by the Landlord’s financial institution. Unless limited by applicable laws or regulations, if the Tenant’s personal check is returned because of insufficient funds, the Landlord may demand that all future Rent be paid with cashier’s check.

 IV. DEPOSITS Security Deposit.

The Tenant shall pay the sum of $250000 (the “Security Deposit”) to the Landlord as a security deposit at the time this Lease is signed by the parties.

The Landlord will hold the Security Deposit for the fulfillment of the Tenant’s obligations under this Lease, pursuant to applicable laws or regulations. The Landlord shall return the full amount of the Security Deposit to the Tenant, less any amounts deducted for any authorized purpose, in such a manner as mandated by applicable laws or regulations.

(b) Pet Deposit. The Tenant shall pay to the Landlord an additional security deposit in the amount of $________________ at the time this Lease is signed by the parties, or immediately on the Landlord’s approval of a pet or pets. Tenant specifically agrees that this additional pet-related security deposit is reasonable in principal and in actual amount. Notwithstanding the foregoing, if any Tenant requires the use of a trained guide animal, signal animal, or service animal, no pet deposit will be required.

V. UTILITIES

The Tenant shall pay all utility charges for services on the Premises.

VI. POSSESSION OF THE PREMISES

(a) Right to Possession. The Tenant is entitled to possession of the Premises on the first day of the Lease term, and shall yield possession of the Premises to the Landlord on the last day of the Lease term. The Tenant is not liable for Rent until the date on which possession of the Premises is delivered.

(b) Failure to Take Possession. If the Tenant does not take possession of the Premises on the first day of the Lease term, the Tenant’s obligations under this Lease, including paying Rent and complying with other Lease terms, will continue in full force and effect until this Lease expires or is terminated.

(c) Failure to Deliver Possession. If the Landlord does not provide possession of the Premises on the first day of the Lease term for any reason not within the Landlord’s control, including partial or complete destruction of the Premises or any “Act of God,” the Tenant may terminate this Lease with proper notice as required by law. IN SUCH EVENT, THE LANDLORD’S LIABILITY TO THE TENANT WILL BE LIMITED TO THE RETURN OF ALL SUMS PREVIOUSLY PAID BY THE TENANT TO THE LANDLORD.

(d) Yielding Possession. At the expiration or termination of the Lease term, the Tenant will remove all of the Tenant’s personal property, goods, and effects and peaceably yield the Premises to the Landlord in as good a condition as when delivered to the Tenant, except for ordinary wear and tear. If the Tenant leaves any personal property on the Premises after the expiration or termination of the Lease term, the Landlord may store that personal property at the Tenant’s expense.

VII. ASSIGNMENT AND SUBLETTING The Tenant may not assign this Lease or sublet all or any portion of the Premises without the Landlord’s prior written consent. The Landlord may consider all factors in granting or withholding such consent, including the potential assignee’s sublease.

VIII. TENANT REPRESENTATIONS

(a) Requirements. The Tenant shall ensure that the Tenant and any household member, invitee, or guest of the Tenant:

i. keep the Premises clean, sanitary, and in good condition and, on termination or expiration of the tenancy, return the Premises to the Landlord in a condition identical to that which existed when the Tenant took occupancy, except for ordinary wear and tear;

ii. comply with all existing rules and regulations regarding the Premises, and any future amendments or modifications of those rules and regulations;

iii. operate all electrical, gas, and plumbing fixtures properly and keep those fixtures clean and sanitary;

iv. notify the Landlord immediately about any defects or dangerous conditions in and around the Premises of which the Tenant becomes aware; and

v. at the Landlord’s request, reimburse the Landlord for the cost of any repairs to the Premises necessitated by the Tenant’s or the Tenant’s guests or invitees misuse or neglect.

(b) Prohibited Acts. The Tenant and the Tenant’s household members, invitees, and guests may not:

i. destroy or remove any part of the Premises;

ii. disturb, annoy, endanger, or interfere with other occupants of the Premises (including any members of the Tenant’s household or their invitees or guests);

iii. use the Premises for any unlawful purpose, including the use, possession, or sale of illegal drugs or controlled substances;

iv. commit waste (in other words, severe property damage) to the Premises; or

v. create a nuisance by annoying, disturbing, inconveniencing, or interfering with the quiet enjoyment and peace and quiet of any other occupant of the Premises or nearby resident. (c) Water-Filled Furnishings. To the maximum extent permitted by law, the Tenant may not keep waterbeds and/or water-filled furniture on the Premises without the express permission of the Landlord. The Landlord may condition this permission on the Tenant taking out an insurance policy adequate to cover any possible damage to the Premises. The Landlord will be named as an additional insured on such policy and the Tenant will be required to show proof of that insurance. If the Tenant does not provide proof of this insurance, the Landlord may take out an equivalent insurance policy, and charge any amounts payable under that policy to the Tenant.

(d) Satellite Dish Installation. The Tenant may install, at the Tenant’s sole expense, a satellite dish on the Premises, if the dish, its placement, and its manner of installation, and in all other respects, comply with the Federal Communication Commission’s Overthe-Air Reception Devices Rule (47 C.F.R. Section 1.4000), as amended. Before vacating the Premises at the termination or expiration of this Lease, the Tenant shall remove the dish. If the Tenant does not remove the dish, the Landlord may remove the dish and deduct any removal and repair expenses from the Security Deposit in accordance with applicable state law. The Landlord may condition this permission on the Tenant taking out an insurance policy adequate to cover any possible damage to the Premises. The Landlord will be named as an additional insured on such policy and the Tenant will be required to show proof of that insurance. If the Tenant does not provide proof of this insurance, the Landlord may take out an equivalent insurance policy, and charge any amounts payable under that policy to the Tenant.

(e)No Smoking. The Tenant and the Tenant’s household members

IX. MAINTENANCE

The Landlord shall maintain the Premises in good repair at all times. The Landlord shall, at the Landlord’s expense, maintain the Premises in a safe, habitable, and sanitary condition and comply with all laws, ordinances and regulations pertaining to the condition of Premises.

X. ALTERATIONS OR REPARATIONS BY TENANT

Except as expressly provided in this Lease or by applicable laws or regulations, the Tenant may not alter or make repairs to the Premises without the Landlord’s prior written consent. Unless otherwise set forth in this Lease, any authorized alterations or repairs, including any fixtures installed as a part of such alterations or reparations, will, at the Landlord’s option and in the Landlord’s sole discretion, become the Landlord’s property upon the expiration or termination of this Lease; provided, however, that the Landlord may require the Tenant to remove any such fixtures at the Tenant’s cost on the termination or expiration of this Lease. The Tenant shall perform all authorized alterations or reparations to the Premises diligently in a good and workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public or private authority having jurisdiction over the Premises. The Tenant shall keep the Premises free of all claims for labor performed on and material delivered to the Premises.

XI. PETS

The Tenant (including any guests or invitees of the Tenant) is allowed to keep the following as pets: All Outdoor and indoor. The Tenant shall abide by all laws of the city of Lower Lake, state of California and any local, municipal, or administrative ordinances or regulations with respect to keeping and maintaining live animals, including those governing spaying, neutering, vaccinations, and licensing. The Tenant shall immediately clean up any pet waste or other mess on the Premises, including any common areas. The Tenant shall ensure that each Tenant pet is well-behaved and under the Tenant’s control at all times while on the Premises, and that no Tenant pet poses a threat or apparent threat to the safety of other occupants of the Premises, their guests or invitees, or other persons on or near the Premises. If, in the absolute and sole opinion of the Landlord, any authorized pet poses such a threat or apparent threat, the Landlord may, at the Landlord’s option,

(i) require the Tenant to immediately and permanently remove that pet from the Premises or

(ii) serve the Tenant with notice to terminate this Lease. The Landlord is not liable for any damages that any such pet may cause to the Premises or any property, or to any injury to a Tenant, or other persons or animals, and the Tenant agrees to indemnify and hold the Landlord harmless from any and all claims or actions resulting from any such damage or injury, including costs of defense and legal fees. No pet other than the pets identified in this section, including any animals owned by any family member, guest or invitee of a Tenant, shall be permitted on the Premises without the prior written approval of the Landlord, which approval may be withheld at the Landlord’s absolute and sole discretion.

XII. ENTRY BY LANDLORD

The Landlord (or the Landlord’s authorized agent or representative) may enter the Premises under the following circumstances: in case of emergency, to make necessary or agreed on repairs, alterations, or improvements; to supply necessary or agreed on services; and to show the Premises to prospective or actual purchasers, tenants, workers, or contractors. The Landlord may also enter the Premises annually to inspect them for safety or maintenance problems. Except in cases of emergency, Tenant abandonment of the Premises, court order, or where it is impracticable to do so, and in the event of an extended absence as described in section XIII, the Landlord shall give the Tenant at least the minimum notice required by state law before entering and will enter the Premises only during normal business hours.

XIII. EXTENDED ABSENCE BY TENANT

The Tenant shall notify the Landlord in advance if the Tenant will be away from the Premises for 14 or more consecutive days. During such absence, the Landlord may enter the Premises at times

XIV. DEFAULTS

The Tenant will be in default if the Tenant does not fulfill any obligation or term of this Lease by which the Tenant is bound. Subject to any governing provisions of law to the contrary, if the Tenant does not cure any financial obligation within the time period stipulated under local law (or any other obligation within ten days) after written notice of such default is provided by the Landlord.

XV. EMINENT DOMAIN

(a) Total Condemnation. If all of the Premises are condemned by eminent domain, inversely condemned, or sold in lieu of condemnation for any public or quasi-public use or purpose, this Lease will terminate as of the date of title vesting in that proceeding and all Rent payments will be abated from the date of termination.

(b) Partial Condemnation. If any part of the Premises is condemned by eminent domain, inversely condemned, or sold in lieu of condemnation for any public or quasi-public use or purpose, and in the reasonable opinion of the parties this partial condemnation renders the Premises unusable by the Tenant, this Lease will terminate as of the date of title vesting in that proceeding and all Rent payments will be abated from the date of such termination. If in the reasonable opinion of parties the partial condemnation does not render the Premises unusable by the Tenant, the parties will agree on an abatement in rent in an amount equal to the reduction in leasehold value resulting from such partial condemnation. If the parties cannot agree on such a reasonable value, they shall submit their dispute to binding arbitration, pursuant to the arbitration section below.

(c) Condemnation Award. If the Premises is wholly or partially condemned, the Landlord will be entitled to the entire award paid for the condemnation, and the Tenant waives any claim to any part of the award from the Landlord or the condemning authority.

XVI. TERMINATION ON SALE OF PREMISES

Notwithstanding any other provision of this Lease or by law, the Landlord may terminate this Lease by giving 90 days’ written notice to the Tenant that the Premises has been sold.

XVIII.LEASE TERMINATION PROVISION FOR MILITARY PERSONNEL

Subject to applicable state law, if the Tenant joins the military during the Lease term and is called to active duty for a period of 180 days or more, the Tenant may terminate this Lease by providing written notice and a copy of the military orders to the Landlord. If, during the term of this Lease, Tenant is a member of the U.S. armed forces and receives permanent change-of-station orders or is deployed for 90 days or more, the Tenant may terminate the Lease by providing written notice and a copy of the military orders to the Landlord. The Lease will be terminated 30 days after the due date of the next Rent payment.

XX. GENERAL PROVISIONS

(a) Governing Law. i. Choice of Law. The laws of the state of California, govern this Lease (without giving effect to its conflicts of law principles). ii. Choice of Forum. Both parties consent to the personal jurisdiction of the state and federal courts in Lake County, California. (b) Arbitration/Fees. The parties shall attempt to settle all disputes arising in connection with this Lease through good faith consultation. If no agreement can be reached on a dispute within 30 days after notification in writing by either party to the other concerning that dispute, the dispute, if allowed under applicable state law, will be settled by binding arbitration to be conducted in Lake County, California, before an arbitrator to be mutually agreed on. If the parties cannot agree on an arbitrator, they shall submit the matter to the presiding judge of Lake County, who will select an arbitrator based on input from the parties. The arbitration decision will be final, conclusive, and binding on the parties and any arbitration award or decision may be entered in any court having jurisdiction. The parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties further agree that the prevailing party in any such proceeding, as determined in the arbitrator’s sole and absolute discretion, will be awarded reasonable attorneys’ fees and costs.

(c) Notices and Service of Process.

i. Writing; Permitted Delivery Methods. Each party giving or making any notice, request, demand, or other communication required or permitted by this Lease shall give that notice in writing and use one of the following types of delivery, each of which is a writing for purposes of this agreement: personal delivery, mail (registered or certified mail, postage prepaid, return-receipt requested), nationally recognized overnight courier (fees prepaid), facsimile, or email.

ii. Addresses. A party shall address notices under this section to a party at the following addresses: If to the Landlord: LMK Capital LLC 750 Royal Oaks Dr United States Monrovia, CA 91016,

If to the Tenant: Sugarmade Inc 8159 A Lower Lake, California 95457.

Addresses may be changed from time to time by any party by providing written notice to the address set forth above. Notices mailed in accordance with the above provisions will be deemed received on the third day after posting.

iii. Effectiveness. A notice is effective only if the party giving notice complies with subsections (i) and (ii) and if the recipient receives the notice.

(d) Entire Agreement. This Lease constitutes the final agreement of the parties. It is the complete and exclusive expression of the parties’ agreement with respect to the subject matter of this Lease. All prior and contemporaneous communications negotiations and agreements between the parties relating to the subject matter hereof are expressly merged into and superseded by this Lease. The provisions of this Lease may not be explained, supplemented, or qualified by evidence of trade usage or a prior course of dealings. Neither party was induced to enter this Lease by, and neither party is relying on, any statement, representation, warranty, or agreement of the other party except those set forth expressly in this Lease. Except as set forth expressly in this Lease, there are no conditions precedent to this Lease’s effectiveness.

(e) Amendment. No amendment to this Lease will be effective unless it is in writing and signed by both parties or by the parties’ respective authorized representatives.

(f) Severability. If any one or more of the provisions contained in this Lease is, for any reason, held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions of this Lease, but this Lease will be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

(g) No Implied Waiver. No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Lease will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

(h) Successors and Assigns. This Lease binds, and inures to the benefit of, the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns. This subsection does not address, directly or indirectly, whether a party may assign its rights or delegate its performance under this Lease. Section VII above addresses these matters.

(i) Headings. The descriptive headings of the sections and subsections of this agreement are for convenience only, and do not affect this Lease’s construction or interpretation.

(j) Counterparts/Electronic Signatures. i. Counterparts. The parties may execute this Lease in any number of counterparts, each of which is an original but all of which constitute one and the same instrument. ii. Electronic Signatures. The parties agree that this Lease, agreements ancillary to this Lease, and related documents entered into in connection with this Lease are signed when a party’s signature is delivered by facsimile, e-mail, or other electronic medium. Such signatures must be treated in all respects as having the same force and effect as an original signature.

(k) Effectiveness. This Lease will become effective when all parties have signed it. The date this Lease is signed by the last party to sign it (as indicated by the date associated with that party’s signature) will be deemed the date of this Lease.

(l) Necessary Acts; Further Assurances. Each party shall use all reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the transactions this Lease contemplates or to evidence or carry out the intent and purposes of this Lease. Although no instrument or act on the part of the Tenant is necessary to effectuate the subordination referenced in section XIX, the Tenant will nevertheless execute and deliver any further instruments to subordinate the Lease to the lien of any mortgages or deeds of trust as may be desired by the mortgagee. The Tenant appoints the Landlord as the Tenant’s attorney-in fact-to execute and deliver any such instrument for the Tenant.

XXI. ADDITIONAL PROVISIONS

Notwithstanding any of the foregoing, the following provisions apply: Located adjacent to the 5 acres there are 5 acres of vineyards, which is not part of the rental area. Tenant not to disturb to cause any harm to the vineyard. Rent will increase to $.50 per sq. ft on cultivation area upon approval of certificate of occupancy with a 3% increase each subsequent year to follow.

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